EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 17, 2014 with respect to the financial statement of Advisors Disciplined Trust 1327, comprising Dividend Advantage Portfolio, Series 2014-4Q contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-198033) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
November 17, 2014